EXHIBIT 2

One Equity Partners LLC

Executive Officers

Name	Title

Richard M. Cashin, Jr.	President

Mary Kay Lorenz	Chief Financial Officer and Treasurer

James S. Rubin	Vice President

Daniel J. Selmonosky	Vice President

Richard W. Smith	Vice President

Mark J. Amrhein	Secretary

OEP Co-Investors LLC

Executive Officers

Name	Title

Brian A. Bessey	President

Mark J. Amrhein	Secretary

OEP Holding Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed

Richard M. Cashin, Jr.	President	One Equity Partners LLC
320 Park Avenue, 18th Floor
New York, NY 10022

Jeffrey V. Holway	Director	Bank One Investment Corporation
10 South Dearborn, 14th Floor
Chicago, IL 60603

Richard W. Smith	Director	Bank One Investment Corporation
320 Park Avenue, 18th Floor
New York, NY 10022

Executive Officers

Name	Title

Richard M. Cashin, Jr.	President

Mary Kay Lorenz	Chief Financial Officer and Treasurer

James S. Rubin	Vice President

Daniel J. Selmonosky	Vice President

Theodora Stojka	Vice President

Cynthia Dailey	First Vice President

Mark J. Amrhein	Secretary

Bank One Investment Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed

Richard M. Cashin, Jr.	President and Chairman of the Board	One Equity Partners LLC
320 Park Avenue, 18th Floor
New York, NY 10022

Jeffrey V. Holway	Director	Bank One Investment Corporation
10 South Dearborn, Floor 14
Chicago, IL 60603

Richard W. Smith	Director	Bank One Investment Corporation
320 Park Ave., 18th Floor
New York, NY 10022

Executive Officers

Name	Title

Richard M. Cashin, Jr.	President and Chairman of the Board

Mark J. Amrhein	Secretary

Mary Kay Lorenz	Treasurer and Senior Vice President

Constance T. Teska	Senior Vice President

Jeffrey V. Holway	Senior Vice President

Richard W. Smith	Senior Vice President

Daniel J. Selmonosky	Managing Director

Cathy R. Williams	First Vice President

Cynthia Dailey	First Vice President

Brian A. Bessey	Vice President

Robert M. Grimm	Vice President

Lisa C. Martin	Vice President

James S. Rubin	Vice President

Theodora Stojka	Vice President

JPMorgan Capital Corporation

Directors

Name	Principal Occupation	Name, Business and Address Where Employed

Francisco J. Pereiro	Chairman of the Board	JPMorgan Capital Corporation
10 South Dearborn, Chicago,
IL 60603

John M. Buley	Director	JPMorgan Capital Corporation
120 S La Salle St, Floor 2 Chicago,
IL 60603

Mary Kay Lorenz	Director	JPMorgan Capital Corporation
10 South Dearborn, Chicago,
IL 60603

Richard S. Mazzella	Director	JPMorgan Capital Corporation
270 Park Avenue, Floor 7
New York, NY 10017

Executive Officers

Name	Title

Francisco Pereiro	Chairman of the Board

Mary Kay Lorenz	Chief Financial Officer

Kary K. Haanstad	Vice President

Robert M. Grimm	Vice President

John J. Walsh	Vice President

Lisa C. Martin	Vice President

Michelle L. Jones	Vice President

Lesa M. Kubo	Vice President

Gina I. Orlando	Vice President

Jeffrey S. Steenwyk	Vice President

Andrew M. Sova	Vice President

Bradley T. Bergman	Vice President

Patricia M. Borkowski	Vice President

Albert L. Brahm	Vice President

Allison R. Cormican	Vice President

Mark Engel	Vice President

Susan Parsons	Vice President

Theodora Stojka	Vice President

Michelle Worth	Vice President

James Williamson	Vice President

Moira L. Miller	Treasurer

Darric A. Brambora	First Vice President

Richard S. Crowley	First Vice President

Cathy R. Williams	First Vice President

Michael R. Harris	First Vice President

Lee C. Gaston	First Vice President

Nancy N. Snyder	First Vice President

Bank One Financial LLC

Directors

Name	Principal Occupation	Name, Business and Address Where Employed

Randy A. White	Treasurer	Bank One Corporation
1 Bank One Plaza
Chicago, IL 60670

Heidi G. Miller	Chairman & President	Bank One Corporation
1 Bank One Plaza
Chicago, IL 60670

Executive Officers

Name	Title

Heidi G. Miller	Chairman & President

John F. Ireton	Vice President

Brian A. Bessey	Vice President

Elias E. Olmeta	Vice President

Randy A. White	Treasurer

JPMorgan Chase & Co.

Directors

Name	Principal Occupation	Name, Business and Address Where Employed

James Dimon	JPMorgan Chase & Co. President	270 Park Avenue
	and Chief Operating Officer	New York NY 10017

Hans W. Becherer	Retired Chairman and	One John Deere Place,
	Chief Executive Officer	Moline, Illinois 61265
Deere & Company

John H. Bigga	Former Chairman and	TIAA-CREF
	Chief Executive Officer	P.O. Box 1259
	Teachers Insurance	Charlotte, NC 28201
and Annuity Association-
College Retirement
Equities Fund (TIAA-CREF)

Lawrence A. Bossidy	Retired Chairman	Honeywell International Inc
	Honeywell International Inc.	101 Columbia Road
Morristown, NJ 07962

Stephen B. Burke	President	Comcast Cable Communications, Inc.
	Comcast Cable Communications, Inc.	1500 Market
Philadelphia, PA 19102

James S. Crown	President	Henry Crown and Company
	Henry Crown and Company	222 N. LaSalle Street, Suite 2000
Chicago, IL 60601

Ellen V. Futter	President and Trustee	American Museum of Natural History
	American Museum of	Central Park West at 79th Street
	Natural History	New York, NY 10024-5192

William H. Gray III	Retired President and	8260 Willow Oaks Corporate Drive
	Chief Executive Officer	P.O. Box 10444
	The College Fund/UNCF	Fairfax, VA 22031-8044

William B. Harrison, Jr.	JPMorgan Chase & Co. Chairman	270 Park Avenue
	and Chief Executive Officer	New York NY 10017

Laban P. Jackson, Jr.	Chairman and Chief Executive Officer	Clear Creek Properties, Inc.
	Clear Creek Properties, Inc	2365 Harrodsburg Rd.
Suite B230
Lexington, KY 40504

John W. Kessler	Owner	The New Albany Company
	John W. Kessler Company and Chairman	220 Market Street, Suite 200
	The New Albany Company	New Albany, OH 43054

Robert I. Lipp	Executive Chairman of the Board	The St. Paul Travelers Companies, Inc.
	The St. Paul Travelers Companies, Inc.	385 Washington Street
St. Paul, MN 55102

Richard A. Manoogian	Chairman and Chief Executive Officer	Masco Corporation
	Masco Corporation	21001 Van Born Road
Taylor, MI 48180

David C. Novak	Chairman and Chief Executive Officer	Yum! Brands, Inc.
	Yum! Brands, Inc.	1441 Gardiner Lane
Louisville, KY 40213

Lee R. Raymond	Chairman of the Board and	5959 Las Colinas Boulevard
	Chief Executive Officer	Irving, Texas 75039-2298
Exxon Mobil Corporation

John R. Stafford	Retired Chairman of the Board	5 Giralda Farms
	Wyeth	Madison, NJ 07940

Executive Officers

Name	Title

William B. Harrison, Jr.	Chairman of the Board and Chief Executive Officer

James Dimon	President and Chief Operating Officer

Austin A. Adams	Executive Vice-President

Steven D. Black	Managing Director

Michael J. Cavanagh	Chief Financial Officer

David A. Coulter	Vice Chairman

William M. Daley	Vice Chairman

Ina R. Drew	Managing Director

John J. Farrell	Director of Human Resources

Walter A. Gubert	Vice Chairman

Joan Guggenheimer	General Counsel

Frederick W. Hill	Director Corporate Communications

Rick Lazio	Executive Vice President

James B. Lee, Jr.	Vice Chairman

Samuel T. Maclin	Executive Vice President

Jay Mandelbaum	Executive Vice President

Donald H. McCree, III	Managing Director

William H. McDavid	General Counsel

Heidi Miller	Executive Vice President

Charles W. Scharf	Executive Vice President

Richard J. Srenicki	Executive Vice President

James E. Staley	Managing Director

Jeffrey C. Walker	Vice Chairman

Don M. Wilson III	Chief Risk Officer

William T. Winters	Managing Director